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                                                                    Exhibit 10.5


                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      -----------------------------------

          ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement"), dated as of December 9, 1994 by and between Petrie Stores Corporation, a New York corporation ("Assignor"), and Petrie Retail, Inc., a Delaware corporation ("Assignee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Assignor and WP Investors, Inc., a Delaware corporation ("WP Investors"), are parties to a Stock Purchase Agreement, dated August 23, 1994 and amended as of November 3, 1994 (the "Retail Operations Stock Purchase Agreement"), which contemplates that Assignor will sell all of the shares of common stock (the "Retail Shares") of Assignee (the "Retail Operations Stock Purchase");

          WHEREAS, Section 3.16 of the Retail Operations Stock Purchase Agreement provides that Assignor shall, by the closing of the Retail Operations Stock Purchase, transfer to Assignee or its subsidiaries all of the assets and rights held by Assignor and its subsidiaries as of immediately prior to such transfer, subject to all of the liabilities and obligations of Assignor and its subsidiaries, other than the Retail Shares and the Toys Shares and other than the liabilities and obligations set forth on Schedule 3.16 to the Retail Operations Stock Purchase Agreement and the obligations of Assignor pursuant to the Retail Operations Stock Purchase Agreement and the Acquisition Agreement, dated April 20, 1994 and amended as of May 10, 1994, between the Assignor and Toys "R" Us, Inc., a Delaware corporation (collectively, the "Excluded Liabilities"), in a manner reasonably acceptable to WP Investors;

          WHEREAS, on December 5, 1994, the Board of Directors of the Assignor, in order to effect the reorganization contemplated by the Retail Operations Stock Purchase Agreement, adopted a Plan of Reorganization (the "Plan of Reorganization"), which provides, among other things, that Assignor shall enter into an Assignment and Assumption Agreement to assign to Assignee or its designee all of its assets, including the stock of all subsidiaries, but not including the Retail Shares and the

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Toys Shares, and for Assignee or its designee to assume all liabilities associated with such assets and rights other than the Excluded Liabilities; and

          WHEREAS, it is the desire of the parties hereto that Assignor effect the assignment referred to herein, and that Assignee accept such assignment, upon the terms and subject to the conditions set forth herein.

          NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

          Section 1.  Assignment.  Assignor, as of the date hereof, hereby
                      ----------
contributes, sells, conveys, assigns, transfers, delivers and delegates, to Assignee and its designees, successors and assigns, all of Assignor's right, title and interest, and its duties, liabilities and obligations, in, to and under Store #467 (the "Assigned Assets").

          Section 2.  Assumption.  Assignee, as of the date hereof, accepts and
                      ----------
assumes all of Assignor's right, title and interest, and its duties, liabilities and obligations, in, to and under the foregoing assignment, and Assignee and its designees, successors and assigns shall hereby perform, pay or discharge or cause to be paid, performed or discharged, in accordance with the respective terms thereof, all duties, liabilities and obligations of Assignor related to or arising under the Assigned Assets, to the extent not heretofore paid, performed or discharged.

          Section 3.  Further Assurances.  Following the date hereof, each of
                      ------------------
the parties hereto will execute and deliver such further instruments and agreements and will take such other actions as any other party hereto may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms hereof.

          Section 4.  Legal Enforceability.  Any provision of this Agreement
                      --------------------
which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or

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unenforceability without affecting the validity or enforceability of the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          Section 5.  Succession and Assignment.  This Agreement shall be
                      -------------------------
binding upon and inure to the benefit of the parties hereto and their respective designees, successors and assigns.

              Section 6.    Counterparts.  This Agreement may be executed in any
              ------------  ------------
number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          Section 7.   Definitions.  All capitalized terms not defined herein
                       -----------
shall have the meanings ascribed to them in the Retail Operations Stock Purchase Agreement.

          Section 8.  Effective Time.  This Agreement shall be deemed effective
                      --------------
at 11:00 a.m., New York City local time, on December 9, 1994.

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          IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be executed on its behalf by its officer thereunto duly authorized, all as of the day and year first above written.


                         ASSIGNOR:

                         PETRIE STORES CORPORATION


                         By: /s/ ALLAN LAUFGRABEN
                             --------------------------
                         Name: Allan Laufgraben
                         Title: President, Vice Chairman and Chief Executive Officer


                         ASSIGNEE:

                         PETRIE RETAIL, INC.


                         By: /s/ PETER A. LEFT
                             ---------------------------
                         Name: Peter A. Left
                         Title: Vice Chairman, Chief Operating Officer, Chief Financial Officer & Secretary

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                                                                      Schedule A

Brockwood Apparel Corporation
Tucson Ladies Apparel Corporation
Petrie's Arkansas Corporation
Sunny Isle-Lockhart Corporation
Petrie Island Corporation
Marianne Clearwater Corporation
Marianne Columbia Coporation
Petrie's Hawaiian Apparel Corporation
Bangor Apparel Corporation
Rosedale Apparel Corporation
Stuarts Tupelo Apparel Corporation
Ozark Apparel Corporation
Stuarts Westroads Apparel Corporation
Las Vegas Apparel Corporation
New Hampshire Apparel Corporation
Rio West Apparel Corporation
Vernon Park Apparel Corporation
West Acres Apparel Corporation
Heritage Apparel Corporation
Midland Apparel Corporation
Shelby Apparel Corporation
Central Park Apparel Corporation
Wichita Falls Apparel Corporation
Burlington Apparel Corporation
Regency Apparel Corporation
Vancouver Apparel Corporation
West Virginia Apparel Corporation
Harfield Stores, Inc.
Ranch Stores, Inc.
PSL, Inc.
Davids Woodbridge, Inc.
PSC Holding Corporation
Clothseteria, Inc.
Petrie Acquisition Corporation
Petrie Holding (Texas) Corporaton
Petrie Holding P.R. Corporation
Whitney Store, Inc.
Rosaine's, Inc.
Hollywood Shop, Inc.
Winkleman Stores, Inc.

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